CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Cadre Institutional Investors Trust:

We consent to the use of our reports dated November 15, 2004 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" and "Management Arrangements - Independent Registered Public Accounting Firm" in the prospectuses and "GENERAL INFORMATION - Independent Registered Public Accounting Firm" in the statement of additional information.


/s/ KPMG LLP

January 31, 2005